Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement Number 333-82599 on Form S-8 pertaining to the Realty Information Group, Inc. 1998 Stock Incentive Plan
(2)	Registration Statement Number 333-92165 on Form S-8 pertaining to the CoStar Group, Inc. 1998 Stock Incentive Plan, as amended
(3)	Registration Statement Number 333-45770 on Form S-8 pertaining to the CoStar Group, Inc. 1998 Stock Incentive Plan, as amended
(4)	Registration Statement Number 333-69548 on Form S-8 pertaining to the CoStar Group, Inc. 1998 Stock Incentive Plan (as amended)
(5)	Registration Statement Number 333-135709 on Form S-8 pertaining to the CoStar Group, Inc. Employee Stock Purchase Plan
(6)	Registration Statement Number 333-143968 on Form S-8 pertaining to the CoStar Group, Inc. 2007 Stock Incentive Plan, as amended
(7)	Registration Statement Number 333-167424 on Form S-8 pertaining to the CoStar Group, Inc. 2007 Stock Incentive Plan, as amended
(8)	Registration Statement Number 333-174407 on Form S-3 of CoStar Group, Inc.

of our reports dated February 24, 2012, with respect to the consolidated financial statements of LoopNet, Inc. and the effectiveness of internal control over financial reporting of LoopNet, Inc. incorporated by reference in this Current Report (Form 8-K/A) dated June 21, 2012.

/s/ Ernst & Young LLP

Los Angeles, California
June 21, 2012